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                                                                      EXHIBIT 21


                              Polymer Group, Inc.

                      Subsidiaries of Polymer Group, Inc.


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Subsidiary                                    Jurisdiction of Incorporation
- ----------                                    -----------------------------
PGI Polymer, Inc.                                       Delaware
Chicopee Holdings, Inc.                                 Delaware
Chicopee, Inc.                                          Delaware
Chicopee Holdings B.V.                                  The Netherlands, Delaware*
Chicopee B.V.                                           The Netherlands
FiberTech Group, Inc.                                   Delaware
Technetics Group, Inc.                                  Delaware
FiberGol Corporation                                    Delaware
Bonlam S.A. de C.V.                                     Mexico
Fabrene Group, Inc.                                     Canada
Fabrene Inc.                                            Canada
Fabrene Corp.                                           Delaware
Fabrene Group L.L.C.                                    Delaware
PNA Corp.                                               North Carolina
FNA Polymer Corp.                                       North Carolina
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*  Pursuant to a certificate of domestication filed with the Secretary of State of Delaware on September 19, 1996, this subsidiary was incorporated in the State of Delaware under the name Chicopee Holdings (Netherlands) B.V. Corporation.